UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2023

IGM Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39045	77-0349194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Middlefield Road
Mountain View, California		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 965-7873

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IGMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 5, 2023, IGM Biosciences, Inc. (the “Company”) committed to a strategic refocusing, pursuant to which the Company has suspended clinical development activities for certain product candidates in several indications and reduced its workforce by approximately 22% (the “Strategic Refocusing”). The Company is undertaking the Strategic Refocusing to focus its resources on the development of IgM Death Receptor 5 agonist antibodies for the treatment of colorectal cancer and IgM T cell engager antibodies for the treatment of autoimmune diseases, while further extending cash runway. The Company will also continue to focus on the development of oncology and immunology product candidates under its collaboration with Sanofi. The Company expects that, as a result of the Strategic Refocusing, the Company’s existing cash, cash equivalents and investments will be sufficient to fund its operating and capital into the second quarter of 2026.

The Company estimates it will incur approximately $1.9 million in employee-related restructuring charges as a result of the Strategic Refocusing, consisting of cash expenditures of $3.9 million from one-time employee benefits and severance costs, offset by non-cash benefits of $2.0 million related to the reversal of previously recognized incentive and stock-based compensation expense. The Company also anticipates incurring additional charges in connection with the suspension of clinical development activities as part of the Strategic Refocusing; however, the Company is unable to estimate in good faith the amount or timing of those charges at this time. The Company expects to recognize substantially all employee-related restructuring charges in the fourth quarter of 2023. The Strategic Refocusing activities are expected to be substantially complete by June 30, 2024.

The estimates of costs and expenses that the Company currently expects to incur in connection with the Strategic Refocusing are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Strategic Refocusing.

A copy of the Company’s press release announcing the Strategic Refocusing is attached hereto as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the nature, timing and scope of the Strategic Refocusing, including the expected benefits of the Strategic Refocusing, the expected costs of the Strategic Refocusing and the anticipated period of time over which such costs will be paid. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
99.1	Press Release of IGM Biosciences, Inc., dated December 5, 2023
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 8, 2023	By:	/s/ Misbah Tahir
Misbah Tahir Chief Financial Officer